EXHIBIT 99.1

FIRST AMENDMENT OF RIGHTS AGREEMENT

THIS FIRST AMENDMENT (this “Amendment”) dated as of August 7, 2006, to that certain Rights Agreement dated as of May 18, 2001 (the “Rights Agreement”), by and between McDATA Corporation, a Delaware corporation (the “Company”), and The Bank of New York, a New York banking corporation (the “Rights Agent”).

WITNESSETH:

WHEREAS, the Company and the Rights Agent entered into the Rights Agreement;

WHEREAS, the Company, Brocade (as defined in Section 1 below) and a wholly owned subsidiary of Brocade have entered into the Agreement of Reorganization, as defined in Section 1 below); and

WHEREAS, on August 7, 2006, the Board of Directors of the Company, in accordance with Section 27 of the Rights Agreement, determined it to be desirable and in the best interests of the Company and its stockholders to amend certain provisions of the Rights Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1. Amendment to Section 1(a). Section 1(a) of the Rights Agreement is hereby amended and restated as follows:

“(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of shares of Class A Common Stock (as hereinafter defined) or shares of Class B Common Stock (as hereinafter defined) or any combination of shares of Class A Common Stock and Class B Common Stock which, in the aggregate, are entitled to cast 15% or more of the aggregate number of votes entitled to be cast by all shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company, or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (iv) any Person who becomes the Beneficial Owner of shares of Common Stock which in the aggregate are entitled to 15% or more of the aggregate number of votes entitled to be cast by all shares of Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company unless and until such Person, after becoming aware that such Person has become the Beneficial Owner of shares of Common Stock which in the aggregate are entitled to cast 15% or more of the aggregate number of votes entitled to be cast by all then outstanding shares of Common Stock, acquires beneficial ownership of additional shares of Common Stock entitled to cast an aggregate number of votes representing 1% or more of the aggregate number of votes entitled to be cast by all shares of

Common Stock then outstanding, (v) Brocade Communications Systems, Inc. (“Brocade”) or its Affiliates or Associates, so long as Brocade and its Affiliates or Associates become Beneficial Owners of Class A Common Stock or Class B Common Stock, or become entitled to vote any shares of Class A Common Stock or Class B Common Stock, pursuant to the Agreement and Plan of Reorganization dated as of August 7, 2006 by and among Brocade, Worldcup Merger Corporation and the Company (as the same may be amended or supplemented) (the “Agreement of Reorganization”) or (vi) any such Person who has reported or is required to report such ownership (but less than 20%) on Schedule 13G under the Securities and Exchange Act of 1934, as amended and in effect on the date of the Agreement (the “Exchange Act”) (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such schedule (other than the disposition of the Common Stock) and, within 10 Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired shares of Common Stock entitled to cast an aggregate number of votes in excess of 14.9% of the aggregate number of votes entitled to be cast by all shares of Common Stock then outstanding inadvertently or without knowledge of the terms of the Rights and who, together with all Affiliates and Associates, thereafter does not acquire additional shares of Common Stock while the Beneficial Owner of shares of Common Stock entitled to cast, in the aggregate, 15% or more of the aggregate number of votes entitled to be cast by all shares of Common Stock then outstanding; provided, however, that if the Person requested to so certify fails to do so within 10 Business Days, then such Person shall become an Acquiring Person immediately after such 10-Business-Day period.”

2. Amendment to Section 7(a). Section 7(a) of the Rights Agreement is hereby amended and restated as follows:

“(a) Subject to Section 7(e) hereof, at any time after the Distribution Date the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one ten-thousandths of a share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the Effective Time (as defined in the Agreement of Reorganization) (ii) 5:00 P.M., New York City time, on June 5, 2011, or such later date as may be established by the Board of Directors prior to the expiration of the Rights (such date, as it may be extended by the Board, the (“Final Expiration Date”), or (iii) the time at which the Rights are redeemed or exchanged as provided in Section 23 and Section 24 hereof (the earlier of (i), (ii) and (iii) being herein referred to as the “Expiration Date”).”

3. Amendment to Section 23. The following paragraph is hereby added under Section 23 as subsection 23(c):

“(c) This Agreement shall terminate automatically at the Effective Time with no further actions required from any Person.”

4. Continuing Effect. The Rights Agreement, except as amended hereby, shall be and remain in full force and effect.

5. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument. Signature pages delivered by facsimile shall be binding to the same extent as an original.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

McDATA Corporation

By	/s/ Thomas O. McGimpsey
	Name:	Thomas O. McGimpsey
	Title:	Executive Vice President and Secretary

The Bank of New York

By	/s/ Joe Varca
	Name:	Joe Varca
	Title:	Vice President